Exhibit 99.1

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of December 23, 2013 (the “Effective Date”), by and among each of the entities listed in the column titled “Existing Funds” on Schedule A hereto (each, a “Fund”) and each of the entities listed in the column titled “Sister Companies” on Schedule A hereto (each, a “SisterCo”).

RECITALS

WHEREAS, each Fund currently owns common stock (the “PropCo Shares”) of Gaming and Leisure Properties Inc., a Pennsylvania corporation (“PropCo”); and

WHEREAS, each Fund desires to contribute all of its PropCo Shares to the SisterCo set forth opposite such Fund’s name on Schedule A attached hereto. The SisterCo set forth opposite a Fund’s name on Schedule A is referred to herein as such Fund’s “corresponding SisterCo” and the Fund set forth opposite a SisterCo’s name on Schedule A is referred to herein as such SisterCo’s “corresponding Fund”. Each Fund is the initial limited partner of its corresponding SisterCo.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements of the parties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Contribution.

(a) Assignment. As of the Effective Date, each Fund hereby (i) contributes, assigns, transfers and conveys to its corresponding SisterCo, as a capital contribution, all of its right, title and interest in and to all of such Fund’s PropCo Shares and (ii) directs PropCo and its agents to reflect on their books and records the name of the corresponding SisterCo as registered owners of such Fund’s PropCo Shares.

(b) Acceptance. As of the Effective Date, each SisterCo hereby accepts the foregoing contribution by its corresponding Fund and agrees to become a shareholder of PropCo.

(c) Consideration. As consideration for the foregoing contributions by its corresponding Fund, as of the Effective Date, each SisterCo has issued to its corresponding Fund, in such Fund’s capacity as such corresponding SisterCo’s initial limited partner, 100% of such SisterCo’s limited partnership interests in accordance with such SisterCo’s Limited Partnership Agreement, dated as of December 10, 2013.

(d) Acceptance. Each Fund acknowledges that it (i) has agreed to be bound by the terms of the Limited Partnership Agreement of its corresponding SisterCo, in such Fund’s capacity as such corresponding SisterCo’s initial limited partner, including all obligations of “Limited Partners” (as defined therein), and (ii) has executed and delivered such Limited Partnership Agreement.

2. Tax Treatment. The issuance of each SisterCo’s limited partnership interests in consideration for the contribution described in Section 1 above is intended to be a tax-free transaction for U.S. federal (and applicable state and local) income tax purposes. Except as otherwise required by applicable law, neither the Funds nor the SisterCos will take any contrary position with respect to such intention.

3. Representations and Warranties of the Parties.

(a) Representations and Warranties of the SisterCos. Each SisterCo hereby represents and warrants to its corresponding Fund as follows:

(i) Such SisterCo is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite power and authority to execute and deliver this Agreement and the documents and instruments contemplated hereby and to perform and comply with all of the terms, conditions and covenants to be performed and complied with by such SisterCo hereunder and thereunder.

(ii) All necessary action on the part of such SisterCo has been duly and validly taken to authorize the execution, delivery and performance by it of this Agreement and any other agreements and instruments contemplated hereby. This Agreement has been duly executed and delivered by such SisterCo and constitutes the legal, valid and binding obligations of such SisterCo enforceable against it in accordance with its terms.

(iii) No consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal, is required for the execution, delivery and performance by such SisterCo of this Agreement or any of the agreements or instruments contemplated hereby. Neither the execution, delivery and performance by such SisterCo of this Agreement and such other agreements and instruments (with or without the giving of notice, the lapse of time, or both) nor such SisterCo’s consummation of the transactions contemplated hereby or thereby: (x) conflicts with any provision of such SisterCo’s certificate of limited partnership or such SisterCo’s Limited Partnership Agreement; (y) conflicts with, results in a breach of, or constitutes a default under any law applicable to such SisterCo; or (z) results in a breach of or constitutes a default under or permits any person or entity to terminate, modify, accelerate the performance of or cancel the terms of, any contract or agreement to which such SisterCo is a party or is subject.

(iv) As of the date hereof, there are no claims, counter-claims, suits, arbitrations, governmental investigations or other legal, administrative or tax proceedings, nor any orders, decrees or judgments, in progress or pending or, to such SisterCo’s knowledge, threatened that would impair such SisterCo’s ability to perform under this Agreement.

(b) Representations and Warranties of the Funds. Each Fund hereby represents and warrants to its corresponding SisterCo as follows:

(i) Such Fund owns all of its PropCo Shares free and clear of any and all encumbrances, liens, charges, security interests, options, claims, mortgages, pledges, obligations, understandings, arrangements and other restrictions on title or transfer of any nature whatsoever, other than those that may exist under applicable securities law (collectively, “Encumbrances”).

(ii) All of such Funds’ PropCo Shares are being contributed, assigned, transferred, conveyed and delivered to its corresponding SisterCo hereunder free and clear of any and all Encumbrances.

(iii) Such Fund is an exempted limited partnership duly organized, validly existing and in good standing under the laws of the Cayman Islands, and has the requisite power and authority to execute and deliver this Agreement and the documents and instruments contemplated hereby and to perform and comply with all of the terms, conditions and covenants to be performed and complied with by such Fund hereunder and thereunder.

(iv) All necessary action on the part of such Fund has been duly and validly taken to authorize the execution, delivery and performance by it of this Agreement and any other agreements and instruments contemplated hereby. This Agreement has been duly executed and delivered by such Fund and constitutes the legal, valid and binding obligations of such Fund enforceable against it in accordance with its terms.

(v) No consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal, is required for the execution, delivery and performance by such Fund of this Agreement or any of the agreements or instruments contemplated hereby. Neither the execution, delivery and performance by such Fund of this Agreement and such other agreements and instruments (with or without the giving of notice, the lapse of time, or both) nor such Fund’s consummation of the transactions contemplated hereby or thereby: (x) conflicts with any provision of such Fund’s statement of registration as an exempted limited partnership or such Fund’s Amended and Restated Exempted Limited Partnership Agreement; (y) conflicts with, results in a breach of, or constitutes a default under any law applicable to such Fund; or (z) results in a breach of or constitutes a default under or permits any person or entity to terminate, modify, accelerate the performance of or cancel the terms of, any contract or agreement to which such Fund is a party or is subject.

(vi) As of the date hereof, there are no claims, counter-claims, suits, arbitrations, governmental investigations or other legal, administrative or tax proceedings, nor any orders, decrees or judgments, in progress or pending or, to such Fund’s knowledge, threatened that would impair such Fund’s ability to perform under this Agreement.

4. Further Assurances. From time to time at or after the effective date of this Agreement, each of the parties hereto shall cooperate and use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby.

5. Successors and Assigns. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

6. Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

7. Governing Law. This Agreement shall be governed by, enforced under and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule thereof that would require the application of a different law.

8. Amendments. This Agreement may be changed, modified or terminated only by an instrument in writing signed by each of the parties hereto.

9. Invalidity or Unenforceability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

10. Entire Agreement. This Agreement fully expresses the agreement of the parties hereto concerning the subject matter hereof and supersedes any prior agreements or understanding regarding the same subject matter.

11. Counterparts. This Agreement may be signed in counterparts and all signed copies of this Agreement will together constitute one original of this Agreement.

[signature pages follow]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be signed as of the date set forth above.

FORTRESS INVESTMENT FUND V (FUND A) L.P.

FORTRESS INVESTMENT FUND V (FUND D) L.P.

FORTRESS INVESTMENT FUND V (FUND E) L.P.

FORTRESS INVESTMENT FUND V (COINVESTMENT FUND A) L.P.

FORTRESS INVESTMENT FUND V (COINVESTMENT FUND D) L.P.

By:	Fortress Fund V GP L.P., its general partner

By:	Fortress Fund V GP Holdings Ltd., its general partner

By:	/s/ David N. Brooks
David N. Brooks
Secretary

FORTRESS INVESTMENT FUND V (FUND B) L.P.

FORTRESS INVESTMENT FUND V (FUND C) L.P.

FORTRESS INVESTMENT FUND V (FUND F) L.P.

FORTRESS INVESTMENT FUND V (COINVESTMENT FUND B) L.P.

FORTRESS INVESTMENT FUND V (COINVESTMENT FUND C) L.P.

FORTRESS INVESTMENT FUND V (COINVESTMENT FUND F) L.P.

By:	Fortress Fund V GP (BCF) L.P., its general partner

By:	Fortress Fund V GP (BCF) Holdings Ltd., its general partner

By:	/s/ David N. Brooks
David N. Brooks
Secretary

[Contribution Agreement]

FORTRESS INVESTMENT FUND V (GLPI SISTERCO A) LP

FORTRESS INVESTMENT FUND V (GLPI SISTERCO D) LP

FORTRESS INVESTMENT FUND V (GLPI SISTERCO E) LP

FORTRESS INVESTMENT FUND V (COINVESTMENT GLPI SISTERCO A) LP

FORTRESS INVESTMENT FUND V (COINVESTMENT GLPI SISTERCO D) LP

By:	Fortress Fund V GP L.P., its general partner

By:	Fortress Fund V GP Holdings Ltd., its general partner

By:	/s/ David N. Brooks
David N. Brooks
Secretary

FORTRESS INVESTMENT FUND V (GLPI SISTERCO B) LP

FORTRESS INVESTMENT FUND V (GLPI SISTERCO C) LP

FORTRESS INVESTMENT FUND V (GLPI SISTERCO F) LP

FORTRESS INVESTMENT FUND V (COINVESTMENT GLPI SISTERCO B) LP

FORTRESS INVESTMENT FUND V (COINVESTMENT GLPI SISTERCO C) LP

FORTRESS INVESTMENT FUND V (COINVESTMENT GLPI SISTERCO F) LP

By:	Fortress Fund V GP (BCF) L.P., its general partner

By:	Fortress Fund V GP (BCF) Holdings Ltd., its general partner

By:	/s/ David N. Brooks
David N. Brooks
Secretary

[Contribution Agreement]

SCHEDULE A

Existing Funds	Sister Companies
Fortress Investment Fund V (Fund A) L.P.	Fortress Investment Fund V (GLPI SisterCo A) LP

Fortress Investment Fund V (Fund B) L.P.	Fortress Investment Fund V (GLPI SisterCo B) LP

Fortress Investment Fund V (Fund C) L.P.	Fortress Investment Fund V (GLPI SisterCo C) LP

Fortress Investment Fund V (Fund D) L.P.	Fortress Investment Fund V (GLPI SisterCo D) LP

Fortress Investment Fund V (Fund E) L.P.	Fortress Investment Fund V (GLPI SisterCo E) LP

Fortress Investment Fund V (Fund F) L.P.	Fortress Investment Fund V (GLPI SisterCo F) LP

Fortress Investment Fund V (Coinvestment Fund A) L.P.	Fortress Investment Fund V (Coinvestment GLPI SisterCo A) LP

Fortress Investment Fund V (Coinvestment Fund B) L.P.	Fortress Investment Fund V (Coinvestment GLPI SisterCo B) LP

Fortress Investment Fund V (Coinvestment Fund C) L.P.	Fortress Investment Fund V (Coinvestment GLPI SisterCo C) LP

Fortress Investment Fund V (Coinvestment Fund D) L.P.	Fortress Investment Fund V (Coinvestment GLPI SisterCo D) LP

Fortress Investment Fund V (Coinvestment Fund F) L.P.	Fortress Investment Fund V (Coinvestment GLPI SisterCo F) LP